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                                                                     EXHIBIT 8.1

March   , 2001

Sybase, Inc.
6475 Christie Avenue
Emeryville, CA 94608

Ladies and Gentlemen:

     We have acted as counsel to Sybase, Inc. ("Sybase"), a Delaware corporation, in connection with (i) the exchange offer (the "Offer") made by Neel Acquisition Corp. ("Merger Sub"), a Delaware corporation and wholly-owned subsidiary of Sybase, to exchange shares of the common stock of Sybase for shares of the common stock of New Era of Networks, Inc. (the "Company"), a Delaware corporation, and (ii) the proposed merger (the "Merger") among Sybase, Merger Sub and the Company, in each case pursuant to the Agreement and Plan of Reorganization (the "Reorganization Agreement") dated as of February 20, 2001, by and among Sybase, Merger Sub and the Company. The Merger, the Offer and certain proposed transactions incident to the Merger and the Offer are described in the Registration Statement on Form S-4 of Sybase (the "Registration Statement"), which includes the preliminary prospectus of Sybase (the "Preliminary Prospectus"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended (the "Act"). Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Preliminary Prospectus.

     In connection with this opinion, we have examined and are familiar with the Reorganization Agreement, the Registration Statement and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed (i) that the Offer and the Merger will be consummated in the manner contemplated by the Preliminary Prospectus and in accordance with the provisions of the Reorganization Agreement, (ii) the truth and accuracy of the representations and warranties made by Sybase and the Company in the Reorganization Agreement, (iii) the truth and accuracy of the certificates of representations provided to us by Sybase and Merger Sub and by the Company and (iv) such other documents as we have deemed appropriate.

     Based upon and subject to the foregoing, in our opinion, the discussion contained in the Registration Statement under the caption "The Offer -- Material Federal Income Tax Consequences" accurately sets forth the material federal income tax consequences generally applicable to the Offer and the Merger. Because this opinion is being delivered prior to the Effective Time of the Merger, it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take place that could affect the United States federal income tax consequences of the Offer or the Merger or that contrary positions may not be taken by the Internal Revenue Service.

     No opinion is expressed as to any federal income tax consequences of the Offer and the Merger except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.
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Sybase, Inc.
March   , 2001
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     This opinion is furnished to you solely for use in connection with the
Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material federal income tax consequences of the Offer and the Merger, including the Preliminary Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          WILSON SONSINI GOODRICH & ROSATI
                                          PROFESSIONAL CORPORATION